ZERO GRAVITY SOLUTIONS, INC.

AMENDMENT NO. 1 TO WARRANT

THIS AMENDMENT NO. 1 TO WARRANT (this "Amendment") is made as of **March 1, 2017** (the "Effective Date") by and between Zero Gravity Solutions, Inc., a Nevada corporation (the "Company"), and **Michael T. Smith** (the "Holder").

WHEREAS, the Company issued to Holder a warrant, dated July 16, 2015 and numbered **15-2009**, for the purchase of up to THREE HUNDRED and FIFTY THOUSAND (350,000) shares of the common stock of the Company, par value $0.001 per share (the "Warrant"), at an exercise price equal to three dollars (USD $3.00) per share (the "Exercise Price"), which shall only be exercised on a cashless basis ("Cashless Feature"), as more fully described in the Warrant;

WHEREAS, the Warrant is exercisable through and including the fifth (5th) anniversary of the original issuance date of the Warrant, which is July 16, 2020;

WHEREAS, the Company and the Holder have agreed to amend the Warrant to decrease the Exercise Price from three dollars (USD $3.00) per share to one dollar and fifty cents (USD $1.50) per share;

WHEREAS, the Company and the Holder have agreed to amend the Warrant to remove the Cashless Feature and to provide that the Warrant shall only be exercised for cash, as provided in Section 8 of the Warrant;

WHEREAS, the Company and the Holder desire to amend the Warrant on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 13(a) of the Warrant, the amendment contemplated by the Company and the Holder must be contained in an instrument in writing, signed by the parties.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to such terms in the Warrant.

2. Amendments to the Warrant.

(a) Exercise Price. With respect to the portion of the Warrant to be exercised as of this date, the Exercise Price, as defined in preamble of the Warrant, is hereby amended to one dollar and fifty cents (USD $1.50).

(b) Cash Exercise. The exercise of the Warrant shall be on a cash basis and the Exercise Price shall be equal to the total aggregate number of Warrant Shares being exercised multiplied by the Exercise Price.

3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Warrant are and will remain in full force and effect and are hereby ratified and confirmed by the Company and the Holder. On and after the Effective Date, each reference in the Warrant to "this Warrant," "the

Warrant," "the Warrant," "hereunder," "hereof," "herein" or words of like import, and each reference to the Warrant in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Warrant, will mean and be a reference to the Warrant as amended by this Amendment.

4. Representations and Warranties. Each party hereby represents and warrants to the other party that: (a) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Warrant, as amended by this Amendment; (b) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such party, and the delivery of this Amendment by such party, have been duly authorized by all necessary action on the part of such party; and (c) this Amendment has been executed and delivered by such party and (assuming due authorization, execution and delivery by the other party hereto) constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

5. Miscellaneous. This Amendment (a) constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter; (b) may be amended only by a writing signed by each of the parties; (c) may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument; (d) shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to any conflict of law rules; and (e) shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

COMPANY:

ZERO GRAVITY SOLUTIONS, INC.

By:

Name: Harvey Kaye
Title: Chairman

HOLDER:

Michael T. Smith

By:

Name: Michael T. Smith